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                                                                    EXHIBIT 4.1
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                           LONG TERM CREDIT AGREEMENT

                            Dated as of July 10, 1998

                                      among


                            REPUBLIC SERVICES, INC.,


                            THE CHASE MANHATTAN BANK,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       AND
                               NATIONSBANK, N.A.,

                            as Documentation Agents,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                            as Administrative Agent,

                                       and


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                   Arranged by

                         BANCAMERICA ROBERTSON STEPHENS
                              CHASE SECURITIES INC.
                       FIRST CHICAGO CAPITAL MARKETS, INC.
                                       and
                     NATIONSBANK MONTGOMERY SECURITIES, INC.




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                           LONG TERM CREDIT AGREEMENT


         This LONG TERM CREDIT AGREEMENT is entered into as of July 10, 1998, among REPUBLIC SERVICES, INC., a Delaware corporation (the "COMPANY"), the several financial institutions from time to time party to this Agreement (collectively the "LENDERS"; individually each a "LENDER") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Lenders.

         In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

                  ABSOLUTE RATE - see SUBSECTION 2.6(c)(ii)(D).

                  ABSOLUTE RATE AUCTION means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to SECTION 2.6.

                  ABSOLUTE RATE BID LOAN means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

                  ACQUIRED PLAN means any Plan which was originally established and maintained by a Person other than the Company or an ERISA Affiliate and which became, or hereafter becomes, a Plan as a result of an Acquisition by the Company or any Subsidiary.

                  ACQUISITION means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.





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                  ADJUSTED PRO RATA SHARE means for any Lender at any time the proportion (expressed as a decimal, rounded to the ninth decimal place) which such Lender's Commitment constitutes of the combined Commitments (or, after the Commitments have terminated, which (i) the principal amount of such Lender's Loans PLUS (without duplication) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans constitutes of (ii) the aggregate principal amount of all Loans PLUS (without duplication) the Effective Amount of all L/C Obligations).

                  ADMINISTRATIVE AGENT means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under SECTION 10.9.

                  ADMINISTRATIVE AGENT-RELATED PERSONS means BofA and any successor agent arising under SECTION 10.9 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, BRS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  ADMINISTRATIVE AGENT'S PAYMENT OFFICE means the address for payments set forth on SCHEDULE 11.2 or such other address as the Administrative Agent may from time to time specify by notice to the Company and the Lenders.

                  AFFILIATE means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

                  AGREEMENT means this Credit Agreement.

                  APPLICABLE MARGIN - see SCHEDULE 1.1.

                  ASSIGNEE - see SUBSECTION 11.8(a).

                  ASSIGNMENT AND ACCEPTANCE - see SUBSECTION 11.8(a).

                  ATTORNEY COSTS means and includes all reasonable fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal


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         legal services and all reasonable disbursements of internal counsel.

                  BANKRUPTCY CODE means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

                  BASE RATE means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; or (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  BASE RATE COMMITTED LOAN means a Committed Loan, or an L/C Advance, that bears interest based on the Base Rate.

                  BID BORROWING means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Lenders.

                  BID LOAN means a Loan by a Lender to the Company under SECTION 2.6, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

                  BOFA means Bank of America National Trust and Savings Association, a national banking association.

                  BORROWING means a borrowing hereunder consisting of Committed Loans of the same Type, or Bid Loans, made to the Company on the same day by one or more Lenders under ARTICLE II and, other than in the case of Base Rate Committed Loans, having the same Interest Period. A Borrowing may be a Bid Borrowing or a Committed Borrowing.

                  BORROWING DATE means any date on which a Borrowing occurs under SECTION 2.3 or 2.6 or a Swing Line Loan is made under SECTION 2.16.

                  BRS means BancAmerica Robertson Stephens, a Delaware corporation.

                  BUSINESS DAY means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to


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         any Offshore Rate Loan, means such a day on which dealings in Dollars are carried on in the London interbank market.

                  CAPITAL ADEQUACY REGULATION means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  CAPITAL LEASE means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

                  CASH COLLATERALIZE means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Required Lenders. Derivatives of such term shall have corresponding meanings. Cash collateral shall be maintained in blocked accounts at the Administrative Agent or, with the Administrative Agent's consent, the applicable Issuing Lender.

                  CHANGE OF CONTROL means (i) if any Person or group of Persons acting in concert (other than a Specified Person) shall own or control, directly or indirectly, more than 20% (or, if greater, the percentage owned by the Specified Person holding the largest percentage) of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors; or (ii) at any time after the Divestiture Date, a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members. For purposes of CLAUSE
         (i) above, "Specified Person" means Republic Industries, Inc. or a Subsidiary thereof or any Person or group of Persons which, as of the date of this Agreement, owns and controls more than 20% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of Republic Industries, Inc. having voting rights in the election of directors.


                  CODE means the Internal Revenue Code of 1986, and regulations promulgated thereunder.


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                  COMMITMENT - see SECTION 2.1. As of the Effective Date, the
         amount of the combined Commitments of all Lenders is $500,000,000.

                  COMMITTED BORROWING means a Borrowing hereunder consisting of Committed Loans made by the Lenders ratably according to their respective Pro Rata Shares.

                  COMMITTED LOAN means a Loan by a Lender to the Company under
         SECTION 2.1, which may be a Base Rate Committed Loan or an Offshore Rate Committed Loan (each a "TYPE" of Committed Loan).

                  COMPANY - see the PREAMBLE.

                  COMPETITIVE BID means an offer by a Lender to make a Bid Loan in accordance with SUBSECTION 2.6(c).

                  COMPETITIVE BID REQUEST - see SUBSECTION 2.6(a).

                  COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT F.

                  COMPUTATION PERIOD means any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

                  CONSOLIDATED EBITDA means, with respect to the Company and its Subsidiaries for any period of computation thereof during such period, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense during such period, plus (iii) taxes on income during such period, plus (iv) amortization during such period, plus (v) depreciation during such period, determined, to the extent applicable as a result of Acquisitions during such period, on a pro forma basis in accordance with Article 11 of Regulation S-X of the SEC.

                  CONSOLIDATED INTEREST EXPENSE means, with respect to any period of computation thereof, the gross interest expense of the Company and its Subsidiaries, including, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense and (iv) consolidated yield or discount accrued on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Company and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).


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                  CONSOLIDATED NET INCOME means, for any period of computation thereof, the gross revenues from operations of the Company and its Subsidiaries, less all operating and non-operating expenses of the Company and its Subsidiaries, including taxes on income but excluding all non-cash, non-recurring and all extraordinary gains or losses.

                  CONSOLIDATED SHAREHOLDERS' EQUITY means consolidated shareholder's equity as shown on the Company's balance sheet, EXCLUDING the amount of any foreign currency translation adjustment which is included in the equity section of such balance sheet (whether positive or negative) and MINUS all loans and advances by the Company or any Subsidiary to any Affiliate (other than the Company or a Subsidiary).

                  CONSOLIDATED TANGIBLE ASSETS means the consolidated total assets of the Company and its Subsidiaries but excluding goodwill, franchises, licenses, patents, trademarks, trade names, copyrights and any other intangible assets.

                  CONTINGENT OBLIGATION means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall


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         (a) in the case of Guaranty Obligations, be deemed equal to the stated
         or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (b) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

                  CONTINUING MEMBER means a member of the Board of Directors of the Company who either (a) was a member of the Company's Board of Directors on the day before the Divestiture Date and has been such continuously thereafter or (b) became a member of such Board of Directors after the day before the Divestiture Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors.

                  CONTRACTUAL OBLIGATION means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other document to which such Person is a party or by which it or any of its property is bound.

                  CONVERSION/CONTINUATION DATE means any date on which, under
         SECTION 2.4, the Company (a) converts Committed Loans of one Type to the other Type or (b) continues Offshore Rate Committed Loans for a new Interest Period.

                  CREDIT EXTENSION means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

                  CUMULATIVE CONSOLIDATED NET INCOME means the total of Consolidated Net Income for all fiscal quarters ending after March 31, 1998 EXCLUDING any fiscal quarter in which Consolidated Net Income is negative.

                  DIVESTITURE DATE means the date on which Republic Industries, Inc. and/or its Subsidiaries cease to own and control more than 50% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors.

                  DOLLARS, dollars and $ each mean lawful money of the United States.

                  EFFECTIVE AMOUNT means, with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any


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         Issuances of Letters of Credit occurring on such date, any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  EFFECTIVE DATE - see SECTION 5.1.

                  ELIGIBLE ASSIGNEE means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the OECD), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States; and
         (c) a Person that is primarily engaged in the business of commercial lending and that is (i) a Lender, (ii)a Subsidiary of a Lender, (iii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iv) a Person of which a Lender is a Subsidiary.

                  ENVIRONMENTAL CLAIMS means all written claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  ENVIRONMENTAL LAWS means all federal, state, local or municipal laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental matters.

                  ERISA means the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder.

                  ERISA AFFILIATE means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  ERISA EVENT means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a


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         substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the termination of a Multiemployer Plan under 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  EVENT OF DEFAULT means any of the events or circumstances specified in SECTION 9.1; provided that any requirement of notice or lapse of time (or both) has been satisfied.

                  EXISTING LETTERS OF CREDIT means the letters of credit listed on SCHEDULE 3.3.

                  FACILITY FEE RATE - see SCHEDULE 1.1.

                  FEDERAL FUNDS RATE means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  FURTHER TAXES means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to SECTION 4.1.


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                  GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  GUARANTY OBLIGATION has the meaning specified in the definition of Contingent Obligation.

                  HONOR DATE has the meaning specified in SUBSECTION 3.3(b).

                  INDEBTEDNESS of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations of such Person with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
         (f) all obligations of such Person with respect to Capital Leases; (g) all indebtedness of the types referred to in CLAUSES (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that the amount of any such Indebtedness shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien; and (h) all Guaranty


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         Obligations of such Person in respect of Indebtedness of the types described above; PROVIDED that Indebtedness shall not include obligations arising out of the endorsement of instruments for deposit or collection in the ordinary course of business. For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (other than any such Indebtedness which is expressly non-recourse to such Person).

                  INDEMNIFIED LIABILITIES - see SECTION 11.5.

                  INDEMNIFIED PERSON - see SECTION 11.5.

                  INDEPENDENT AUDITOR - see SUBSECTION 7.1(a).

                  INSOLVENCY PROCEEDING means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under any U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  INTEREST PAYMENT DATE means, as to any Loan other than a Base Rate Committed Loan or Swing Line Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan or Swing Line Loan, the last Business Day of each calendar quarter, PROVIDED that if any Interest Period for an Offshore Rate Committed Loan exceeds three months, each three-month anniversary of the first day of such Interest Period also shall be an Interest Payment Date.

                  INTEREST PERIOD means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the date on which such Loan is converted into or continued as an Offshore Rate Loan, and ending on the date seven days, one, two, three or six months thereafter as selected by the Company in its Notice of Committed Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan,



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         a period not less than 7 days and not more than 183 days as selected by the Company in the applicable Competitive Bid Request; PROVIDED that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period for an Offshore Rate
                  Committed Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend
                  beyond the Termination Date.

                  INVITATION FOR COMPETITIVE BIDS means a solicitation for Competitive Bids, substantially in the form of EXHIBIT D.

                  IPO means the initial public offering of common stock of the Company.

                  IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  ISSUANCE DATE has the meaning specified in SUBSECTION 3.1(a).

                  ISSUE means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

                  ISSUING LENDER means each of BofA and The First National Bank of Chicago in its capacity as issuer of one or more Letters of Credit hereunder, together with (i) any replacement letter of credit issuer arising under SUBSECTION 10.1(b) or SECTION 10.9 and (ii) any other Lender or any Affiliate of a Lender which, with the written consents of the Administrative Agent (which consent will not be unreasonably withheld) and the Company, has agreed in writing to become an "Issuing Lender" hereunder.

                  L/C ADVANCE means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.


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                  L/C AMENDMENT APPLICATION means an application form for
         amendment of an outstanding standby letter of credit as shall at any time be in use by the applicable Issuing Lender, as such Issuing Lender shall request.

                  L/C APPLICATION means an application form for issuance of a standby letter of credit as shall at any time be in use by the applicable Issuing Lender, as such Issuing Lender shall request.

                  L/C BORROWING means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Committed Loans under SUBSECTION 3.3(d).

                  L/C COMMITMENT means the commitment of the Issuing Lenders to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under ARTICLE III (including the Existing Letters of Credit) in an aggregate amount not to exceed on any date the lesser of (a) $250,000,000 or (b) the combined Commitments; it being understood that the L/C Commitment is a part of the combined Commitments rather than a separate, independent commitment.

                  L/C FEE RATE - see SCHEDULE 1.1.

                  L/C OBLIGATIONS means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                  L/C-RELATED DOCUMENTS means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable Issuing Lender's standard form documents for letter of credit issuances.

                  LENDER - see the PREAMBLE. References to the "Lenders" shall include BofA in its capacity as Swing Line Lender and each Issuing Lender in its capacity as such; for purposes of clarification only, to the extent that the Swing Line Lender or any Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Swing Line Lender or Issuing Lender, its status as such will be specifically referenced.

                  LENDING OFFICE means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 11.2, or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.

                  LETTER OF CREDIT means each Existing Letter of Credit and any other standby letter of credit Issued by an Issuing Lender pursuant to
         ARTICLE III.

                  LIBOR - see the definition of Offshore Rate.

                  LIBOR AUCTION means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to SECTION 2.6.

                  LIBOR BID LOAN means any Bid Loan that bears interest at a rate based upon the Offshore Rate.

                  LIBOR BID MARGIN - see SUBSECTION 2.6(c)(ii)(C).

                  LIEN means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

                  LOAN means an extension of credit by a Lender to the Company under ARTICLE II or ARTICLE III in the form of a Committed Loan, Bid Loan, Swing Line Loan or L/C Advance.

                  LOAN DOCUMENTS means this Agreement, any Notes, the L/C-Related Documents and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

                  MARGIN STOCK means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  MATERIAL ADVERSE EFFECT means a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                  MATERIAL FINANCIAL OBLIGATIONS means Indebtedness or Contingent Obligations of the Company or any Subsidiary, or obligations of the Company or any Subsidiary in respect of any Securitization Transaction, in an aggregate amount (for all applicable Indebtedness, Contingent Obligations and obligations in respect of Securitization Transactions, but without duplication) equal to $25,000,000 or more.

                  MULTIEMPLOYER PLAN means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

                  NOTE means a promissory note executed by the Company in favor of a Lender pursuant to SUBSECTION 2.2(b), in substantially the form of
         EXHIBIT I.

                  NOTICE OF COMMITTED BORROWING means a notice in substantially the form of EXHIBIT A.

                  NOTICE OF CONVERSION/CONTINUATION means a notice in substantially the form of EXHIBIT B.

                  NOTICE OF SWING LINE LOAN means a notice substantially in the form of EXHIBIT J.

                  OBLIGATIONS means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Administrative Agent or any other Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

                  OFFSHORE RATE means, for any Interest Period, with respect to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/32nd of 1%) determined by the Administrative Agent as follows:

         Offshore Rate =               LIBOR
                         ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

                           "EURODOLLAR RESERVE PERCENTAGE" means for any day for
                  any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to an integral multiple of 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                           "LIBOR" means the rate of interest per annum
                  determined by the Administrative Agent to be the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, an Offshore Rate Committed Loan by BofA (or, in the case of a Borrowing of LIBOR Bid Loans in which BofA is not participating, the largest such LIBOR Bid Loan) and having a maturity comparable to such Interest Period would be offered to prime banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         The Offshore Rate shall be adjusted automatically as to all Offshore Rate Committed Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  OFFSHORE RATE COMMITTED LOAN means a Committed Loan that bears interest based on the Offshore Rate.

                  OFFSHORE RATE LOAN means any LIBOR Bid Loan or any Offshore Rate Committed Loan.

                  ORGANIZATION DOCUMENTS means (i) for any corporation, the certificate of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) for any partnership or joint venture, the partnership or joint venture agreement and any other organizational document of such entity, (iii) for any limited liability company, the certificate or articles of organization, the operating agreement and any other organizational document of such limited liability company, (iv) for any trust, the declaration of trust, the trust agreement and any other organizational document of such trust and
         (v) for any other entity, the document or agreement pursuant to which such entity was formed and any other organizational document of such entity.

                  OTHER CREDIT AGREEMENT means the Short Term Credit Agreement dated as of July 10, 1998 among the Company, certain financial institutions as lenders and documentation agents and BofA as administrative agent, issuing lender and swing line lender.

                  OTHER TAXES means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

                  PARTICIPANT - see SUBSECTION 11.8(d).

                  PAYMENT SHARING NOTICE means a written notice from the Company or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments received from the Company in accordance with SUBSECTION 2.15(b).

                  PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  PENSION PLAN means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which the Company or any ERISA Affiliate may have any liability.

                  PERMITTED LIENS - see SECTION 8.2.

                  PERSON means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  PLAN ACQUISITION DATE means, with respect to any Acquired Plan, the first date on which the Company or any ERISA Affiliate may have any liability with respect to such Acquired Plan.

                  PLAN means an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Multiemployer Plan, with respect to which the Company or any ERISA Affiliate may have any liability, and includes any Pension Plan.

                  PRO RATA SHARE means for any Lender at any time the proportion (expressed as a decimal, rounded to the ninth decimal place) which such Lender's Commitment constitutes of the combined Commitments (or, after the Commitments have terminated, which (i) the principal amount of such Lender's Committed Loans PLUS (without duplication) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, the unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans constitutes of (ii) the aggregate principal amount of all Committed Loans and Swing Line Loans PLUS (without duplication) the Effective Amount of all L/C Obligations).

                  REPORTABLE EVENT means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  REQUIRED LENDERS means Lenders holding Adjusted Pro Rata Shares aggregating more than 50%; PROVIDED that if and so long as any Lender fails to fund any Committed Loan when required by SECTION 2.18 or SECTION 3.3 or a participation in a Swing Line Loan or an L/C Borrowing pursuant to SECTION 2.19 or SECTION 3.3, as the case may be, such Lender's Adjusted Pro Rata Share shall be deemed for purposes of this definition to be reduced by the percentage which the defaulted amount constitutes of the combined Commitments (or, if the Commitments have terminated, the Total Outstandings), and the Adjusted Pro Rata Share of the applicable Issuing Lender or the Swing Line Lender, as the case may be, shall be deemed for purposes of this definition to be increased by such percentage.

                  REQUIREMENT OF LAW means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  RESPONSIBLE OFFICER means the chief executive officer, the president or any vice president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to financial matters, the chief financial officer, the vice president - finance, the treasurer or any assistant treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  SECURITIZATION TRANSACTION means any sale, assignment or other transfer by the Company or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Company or any Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Company or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

                  SUBSIDIARY of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                  SURETY INSTRUMENTS means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  SWAP CONTRACT means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  SWING LINE COMMITMENT means the commitment of the Swing Line Lender to make Swing Line Loans hereunder.

                  SWING LINE LENDER means BofA in its capacity as swing line lender hereunder, together with any replacement swing line lender arising under SECTION 10.9.

                  SWING LINE LOAN - see SECTION 2.16.

                  TAXES means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on or measured by its net income.

                  TERMINATION DATE means the earlier to occur of:

                           (a) July 10, 2003; and

                           (b) the date on which the Commitments terminate in
                  accordance with the provisions of this Agreement.

                  TOTAL DEBT means, at any time, the sum (determined on a consolidated basis and without duplication) of all Indebtedness of the Company and its Subsidiaries, excluding contingent obligations with respect to Surety Instruments (other than any letter of credit issued for the account of the Company or any Subsidiary to support Indebtedness of a Person other than the Company or any Subsidiary).

                  TOTAL DEBT TO EBITDA RATIO means in respect of any Computation Period the ratio of (a) Total Debt, as at the end of such Computation Period, to (b) Consolidated EBITDA for such Computation Period.

                  TOTAL OUTSTANDINGS means the sum of the aggregate principal amount of all outstanding Loans (whether Committed Loans, Bid Loans or Swing Line Loans) plus the Effective Amount of all L/C Obligations.

                  TYPE has the meaning specified in the definition of "Committed Loan."

                  UNFUNDED PENSION LIABILITY means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  UNITED STATES and U.S. each means the United States of America.

                  UNMATURED EVENT OF DEFAULT means any event or circumstance which, with the giving of notice, the lapse of time or both, will (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  UTILIZATION FEE RATE means

                            (a) when

                                            (i) the sum of (A) the Total
                                    Outstandings plus (B) the "Total
                                    Outstandings" under and as defined in the Other Credit Agreement,

                           exceeds

                                            (ii) 50% of the sum of (A) the
                                    aggregate Commitments, plus (B) the
                                    aggregate "Commitments" under and as defined in the Other Credit Agreement, then, 0.05%, and

                           (b) at all other times, zero.


                  WHOLLY-OWNED SUBSIDIARY means any Subsidiary in which (other than directors' qualifying shares required by law) 100% of the capital stock, membership interests or other equity interests of each class having ordinary voting power, and 100% of the capital stock, membership interests or other equity interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.2  OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Administrative Agent, the Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their reasonable discretion."

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

         1.3  ACCOUNTING PRINCIPLES.

                  (a) Unless the context otherwise requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied, but without giving effect to any change in GAAP which would require the Company to "mark-to-market" its obligations under Swap Contracts (unless the Company and the Required Lenders agree to give effect to such change); PROVIDED that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in ARTICLE VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend ARTICLE VIII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II

                                   THE CREDITS

         2.1 AMOUNTS AND TERMS OF COMMITMENTS. Each Lender severally agrees, on the terms and conditions set forth herein, to make Committed Loans to the Company from time to time on any Business Day during the period from the Effective Date to the

Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on SCHEDULE 2.1 (such amount, as reduced pursuant to SECTION 2.7, or changed by one or more assignments under SECTION 11.8, such Lender's "COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the combined Commitments; AND PROVIDED, FURTHER, that the aggregate principal amount of the Committed Loans of any Lender PLUS the participation of such Lender in the principal amount of all outstanding Swing Line Loans and in the Effective Amount of all L/C Obligations shall not at any time exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this SECTION 2.1, prepay under SECTION 2.8 and reborrow under this SECTION 2.1.

         2.2 LOAN ACCOUNTS. (a) The Loans made by each Lender and the Letters of Credit Issued by each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, each Issuing Lender and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

                  (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan evidenced thereby and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be rebuttable presumptive evidence of the amount of the Loans evidenced thereby, and the interest and payments thereon; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

         2.3 PROCEDURE FOR COMMITTED BORROWING. (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Committed Borrowing, which notice must be received by the Administrative Agent prior to (i) 10:30 a.m. (Chicago time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Committed Loans, and (ii) 10:30 a.m.

(Chicago time) on the requested Borrowing Date, in the case of Base Rate Committed Loans, specifying:

                                    (A) the amount of the Committed Borrowing,
                  which shall be in an aggregate amount of $10,000,000 or a higher multiple of $1,000,000;

                                    (B) the requested Borrowing Date, which
                  shall be a Business Day;

                                    (C) the Type of Loans comprising such
                  Committed Borrowing; and

                                    (D) in the case of Offshore Rate Committed
                  Loans, the duration of the initial Interest Period applicable to such Loans.

                  (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Committed Borrowing and of the amount of such Lender's Pro Rata Share of such Borrowing.

                  (c) Each Lender will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 12:00 noon (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then promptly be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

                  (d) After giving effect to any Committed Borrowing, unless the Administrative Agent otherwise consents, (i) the number of Interest Periods in effect hereunder shall not exceed 10 and (ii) there may not be more than one seven-day Interest Period in effect for all Committed Borrowings hereunder.

         2.4 CONVERSION AND CONTINUATION ELECTIONS FOR COMMITTED BORROWINGS. (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with SUBSECTION 2.4(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Committed Loans, to convert such Loans (or any part thereof in an aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000) into Committed Loans of the other Type; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Committed

         Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000) for another Interest Period;

PROVIDED that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of any part thereof, to be less than $10,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans.

                  (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 10:30 a.m. (Chicago time) (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans; and (ii) on the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

                                    (A) the proposed Conversion/Continuation
                  Date;

                                    (B) the aggregate amount of Committed Loans
                  to be converted or continued;

                                    (C) the Type of Committed Loans resulting
                  from the proposed conversion or continuation; and

                                    (D) in the case of conversion into or
                  continuation of Offshore Rate Committed Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans (or any Event of Default or Unmatured Event of Default exists and the Required Lenders have not given the consent referred to in SUBSECTION (e) below), such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

                  (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Lender.

                  (e) Unless the Required Lenders otherwise consent, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Committed Loan during the existence of an Event of Default or Unmatured Event of Default.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, the number of Interest Periods in effect hereunder shall not exceed 10 and (ii) there may not be more than one seven-day Interest Period in effect for all Committed Borrowings.

         2.5 BID BORROWINGS. In addition to Committed Borrowings pursuant to
SECTION 2.3, each Lender severally agrees that the Company may, as set forth in
SECTION 2.6, from time to time request the Lenders prior to the Termination Date to submit offers to make Bid Loans to the Company; PROVIDED that the Lenders may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and PROVIDED, FURTHER, that after giving effect to any Bid Borrowing, (a) the Total Outstandings shall not exceed the combined Commitments and (b) the number of Interest Periods in effect hereunder shall not exceed 10.

         2.6  PROCEDURE FOR BID BORROWINGS.

         (a) When the Company wishes to request the Lenders to submit offers to make Bid Loans hereunder, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of EXHIBIT C (a "COMPETITIVE BID REQUEST") so as to be received no later than 10:30 a.m. Chicago time (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction or (y) one Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                           (i) the date of such Bid Borrowing, which shall be a Business Day;

                           (ii) the aggregate amount of such Bid Borrowing, which shall be $10,000,000 or a higher integral multiple of $1,000,000;

                           (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

                           (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to SUBSECTION 2.6(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five consecutive Business Days.

                  (b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Lenders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Lender to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this SECTION 2.6.

                  (c) (i) Each Lender may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this SUBSECTION 2.6(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices not later than (1) 8:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (2) 8:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; PROVIDED that Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 8:15 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (B) 8:15 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                           (ii) Each Competitive Bid shall be in substantially the form of EXHIBIT E, specifying therein:

                                    (A) the proposed date of Borrowing;

                                    (B) the principal amount of each Bid Loan
                  for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Lender, (y) must be $10,000,000 or a higher integral multiple of $1,000,000 and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                                    (C) if the Company elects a LIBOR Auction,
                  the margin above or below the Offshore Rate (the "LIBOR BID MARGIN") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/32nd of 1%) to be added to or subtracted from the applicable
                  Offshore Rate, and the Interest Period applicable thereto;

                                    (D) if the Company elects an Absolute Rate
                  Auction, the rate of interest per annum (which shall be an integral multiple of 1/10,000th of 1%) (the "ABSOLUTE RATE") offered for each such Bid Loan; and

                                    (E) the identity of the quoting Lender.

         A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                           (iii) Any Competitive Bid shall be disregarded if it:

                                    (A) is not substantially in conformity with
                  EXHIBIT E or does not specify all of the information required by SUBSECTION (c)(ii) of this Section;

                                    (B) contains qualifying, conditional or
                  similar language;

                                    (C) proposes terms other than or in addition
                  to those set forth in the applicable Invitation for Competitive Bids; or

                                    (D) arrives after the time set forth in
                  SUBSECTION (c)(i) of this Section.

                  (d) Promptly on receipt and not later than 9:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing in the case of a LIBOR Auction, or 9:00 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Administrative Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Lender that is in accordance with SUBSECTION 2.6(c) and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in SUBSECTION 2.6(c). The Administrative Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of SECTIONS 4.2 and 4.5 and ARTICLE V hereof and the provisions of this SUBSECTION (d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Company.

                  (e) Not later than 9:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 9:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to SUBSECTION 2.6(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; PROVIDED that:

                           (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                           (ii) the principal amount of each Bid Borrowing must be $10,000,000 or a higher integral multiple of $1,000,000;

                           (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates, as the case may be, within each Interest Period; and

                           (iv) the Company may not accept any offer that is described in SUBSECTION 2.6(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (f) If offers are made by two or more Lenders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amount of Bid Loans shall be conclusive in the absence of manifest error.

                  (g) (i) The Administrative Agent will promptly notify each Lender having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan to be made by it on the date of the applicable Bid Borrowing.

                           (ii) Each Lender which has received notice pursuant to SUBSECTION 2.6(g)(i) that its Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 1:00 p.m. Chicago time on such date of Bid Borrowing, in immediately available funds.

                           (iii) Promptly following each Bid Borrowing, the Administrative Agent shall notify each Lender of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                           (iv) From time to time, the Company and the Lenders shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

                  (h) If, on the proposed date of Borrowing, the Commitments have not been terminated and all applicable conditions to funding referenced in SECTIONS 4.2 and 4.5 and ARTICLE V hereof are satisfied, the Lender or Lenders whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this SECTION 2.6 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Lenders), provided that no Event of Default or Unmatured Event of Default would result from the Company executing, delivering or performing under such credit facilities.

         2.7 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than three Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by a minimum amount of $10,000,000 or a higher integral multiple of $1,000,000; UNLESS, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Total Outstandings would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to reduce the Commitment of each Lender according to its Pro Rata Share. If the Company terminates the Commitments or reduces the Commitments to zero, the Company shall pay all accrued and unpaid interest, fees and other amounts payable hereunder on the date of such termination.

         2.8 OPTIONAL PREPAYMENTS. (a) Subject to the proviso to SUBSECTION 2.4(a) and to SECTION 4.4, the Company may, from time to time, upon irrevocable notice to the Administrative Agent, which notice must be received by the Administrative Agent prior to 10:30 a.m. Chicago time (i) three Business Days prior to the date of prepayment, in the case of Offshore Rate Committed Loans, and (ii) on the date of prepayment, in the case of Base Rate Committed Loans, ratably prepay Committed Loans in whole or in part, in an aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000 (or, if any Base Rate Committed Loans have been made pursuant to SUBSECTION 3.3(c), in an aggregate amount equal to the aggregate amount of such Base Rate Committed Loans). Such notice of prepayment shall specify the date and amount of such prepayment and the Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Committed Loans, accrued interest to such date on the amount prepaid and any amounts required pursuant to SECTION 4.4.

         (b) No Bid Loan may be voluntarily prepaid without the written consent of the applicable Lender.

         2.9 REPAYMENT. The Company shall repay each Bid Loan on the last day of the Interest Period therefor. The Company shall repay all Loans (including any outstanding Bid Loans and Swing Line Loans) on the Termination Date.

         2.10 INTEREST. (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the Offshore Rate plus the Applicable Margin or (ii) the Base Rate, as the case may be (and subject to the Company's right to convert to the other Type of Committed Loan under SECTION 2.4). Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate or such other rate as may be agreed to from time to time by the Company and the Swing Line Lender; provided that after any purchase by the Lenders of a participation in a Swing Line Loan, the rate of interest on such Swing Line Loan shall not be less than the Base Rate. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at the applicable Absolute Rate or at LIBOR for the applicable Interest Period plus or minus the LIBOR Bid Margin.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest also shall be paid on the date of any conversion of Offshore Rate Committed Loans under SECTION 2.4 and prepayment of Offshore Rate Committed Loans under SECTION 2.8, in each case for the portion of the Loans so converted or prepaid.

                  (c) Notwithstanding the foregoing provisions of this Section, upon notice to the Company from the Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, and for so long as such Event of Default continues, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum which is determined by adding 2% per annum to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base
Rate). All such interest shall be payable on demand.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

         2.11 FEES. In addition to certain fees described in SECTION 3.8:

                  (a) ARRANGEMENT, AGENCY FEES. The Company agrees to pay to the Administrative Agent and BRS such fees at such times and in such amounts as are mutually agreed to from time to time by the Company, the Administrative Agent and BRS.

                  (b) FACILITY FEES. The Company shall pay to the Administrative Agent for the account of each Lender a facility fee computed at the Facility Fee Rate per annum on the amount of such Lender's Commitment as in effect from time to time (whether used or unused) or, if the Commitments have terminated, on the sum (without duplication) of (i) the principal amount of such Lender's Committed Loans plus (ii) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans. Such facility fee shall accrue from the Effective Date to the Termination Date, and thereafter until all Committed Loans are paid in full, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Termination Date (or, if later, on the date all Committed Loans and L/C Obligations are paid in full).

                  (c) UTILIZATION FEES. The Company shall pay to the Administrative Agent for the account of each Lender a utilization fee for any period computed at a rate per annum equal to the Utilization Fee Rate on the sum (without duplication) of (i) the principal amount of such Lender's Committed Loans and L/C Obligations plus (ii) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, its unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans. Such utilization fee shall accrue from the Effective Date to the Termination Date, and thereafter until all Committed Loans are paid in full, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Termination Date (or, if later, on the date all Committed Loans and L/C Obligations are paid in full).

         2.12 COMPUTATION OF FEES AND INTEREST. (a) All computations of interest for Base Rate Committed Loans (and Swing Line Loans bearing interest at the Base
Rate) when the Base Rate is determined by BofA's "reference rate", and all computations of facility fees and utilization fees, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which such interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

         2.13 PAYMENTS BY THE COMPANY. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of a payment with respect to an Offshore Rate Committed Loan, the following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         2.14 PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT. (a) Unless the Administrative Agent receives notice from a Lender at least one Business Day prior to the date of a Borrowing of Offshore Rate Committed Loans or by 11:30 a.m. (Chicago time) on the day of any Borrowing of Base Rate Committed Loans, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of such Lender's Pro Rata Share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds

Rate. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this SUBSECTION (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Committed Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

                  (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

         2.15 SHARING OF PAYMENTS, ETC. (a) Except as otherwise expressly provided herein, whenever any payment received by the Administrative Agent to be distributed to the Lenders is insufficient to pay in full the amounts then due and payable to the Lenders, and the Administrative Agent has not received a Payment Sharing Notice, such payment shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: FIRST, to the payment of reimbursement obligations of the Company in respect of any Letter of Credit; SECOND, to the payment of the principal amount of the Loans which is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each Lender; THIRD, to the payment of interest then due and payable on the Loans and on the reimbursement obligations in respect of Letters of Credit, ratably among the Lenders in accordance with the aggregate amount of interest owed to each Lender; FOURTH, to the payment of the facility fees and utilization fees payable under SUBSECTIONS 2.11(b) and (c) and letter of credit fees payable under SECTION 3.8, ratably among the Lenders in accordance with the amount of such fees owed to each Lender; and FIFTH, to the payment of any other amount payable under this Agreement, ratably among the Lenders in accordance with the aggregate amount owed to each Lender.

                  (b) After the Administrative Agent has received a Payment Sharing Notice, and for so long thereafter as any Event of Default exists, all payments received by the Administrative

Agent to be distributed to the Lenders shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: FIRST, to the payment of amounts payable under SECTIONS 11.4 and 11.5, ratably among the Lenders in accordance with the aggregate amount owed to each Lender; SECOND, to the payment of facility fees and utilization fees payable under SUBSECTIONS 2.11(b) and (c) and letter of credit fees payable under SECTION 3.8, ratably among the Lenders in accordance with the amount of such fees owed to each Lender; THIRD, to the payment of the interest accrued on and the principal amount of all of the Loans and reimbursement obligations (including contingent reimbursement obligations) regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to each Lender; and FOURTH, to the payment of any other amount payable under this Agreement, ratably among the Lenders in accordance with the aggregate amount owed to each Lender.

                  (c) If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of principal of or interest on any Loan, or any other amount payable hereunder, in excess of the share of payments and other recoveries such Lender would have received if such payment or other recovery had been distributed pursuant to the provisions of SUBSECTION 2.15(a) or (b) (whichever is applicable at the time of such payment or other recovery), such Lender shall immediately
(i) notify the Administrative Agent of such fact and (ii) purchase from the other Lenders such participations in the Loans made by (or other Obligations owed to) them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery pro rata with each of them in accordance with the order of payments set forth in SUBSECTION 2.15(a) or (b), as the case may be; PROVIDED that if all or any portion of such excess payment or other recovery is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

                  (d) Any amount that would be applied to a contingent obligation of the Company in respect of a Letter of Credit under CLAUSE THIRD of SUBSECTION 2.15(b) shall be held by the Administrative Agent as Cash Collateral hereunder. If such Letter of Credit is thereafter drawn upon, the Administrative Agent shall pay the applicable Issuing Lender an amount equal to the lesser of the amount of such drawing and the amount of the funds so held as Cash Collateral for such Letter of Credit. If and to the extent that such Letter of Credit expires or terminates (or the maximum amount available for drawing thereunder is reduced), the funds so held as Cash Collateral for such Letter of Credit (or the portion thereof in excess of the maximum amount available for drawing thereunder) shall be applied by the Administrative Agent as set forth in SUBSECTION 2.15(a) or 2.15(b), as applicable.

         2.16 SWING LINE COMMITMENT. Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make loans to the Company on a revolving basis (each such loan, a "SWING LINE LOAN") from time to time on any Business Day during the period from the Effective Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $50,000,000 MINUS the outstanding principal amount of all "Swing Line Loans" then outstanding under (and as defined in) the Other Credit Agreement; PROVIDED that after giving effect to any proposed Swing Line Loan, the Total Outstandings shall not exceed the combined Commitments.

         2.17 BORROWING PROCEDURES FOR SWING LINE LOANS. The Company shall provide a Notice of Swing Line Loan or telephonic notice (followed by a confirming Notice of Swing Line Loan) of a proposed Swing Line Loan to the Administrative Agent and the Swing Line Lender not later than 12:00 noon (Chicago time) on the proposed Borrowing Date. Each such notice shall be effective upon receipt by the Administrative Agent and the Swing Line Lender and shall specify the date and the principal amount of such Swing Line Loan. Unless the Swing Line Lender has received written notice prior to 12:00 noon (Chicago time) on the proposed Borrowing Date from the Administrative Agent or any Lender that one or more of the conditions precedent set forth in ARTICLE V with respect to such Swing Line Loan is not then satisfied, the Swing Line Lender shall pay over the requested principal amount to the Company on the requested Borrowing Date in immediately available funds. Each Swing Line Loan shall be made on a Business Day and shall be in the amount of $1,000,000 or an integral multiple thereof. The Swing Line Lender will promptly notify the Administrative Agent of the making and amount of each Swing Line Loan.

         2.18 PREPAYMENT OR REFUNDING OF SWING LINE LOANS. (a) The Company may, at any time and from time to time, prepay any Swing Line Loan in whole or in part, in an amount equal to $1,000,000 or an integral multiple thereof. The Company shall deliver a notice of prepayment in accordance with SECTION 11.2 to be received by the Administrative Agent and the Swing Line Lender not later than 11:00 a.m. (Chicago time) on the Business Day of such prepayment, specifying the date and amount of such prepayment. If such notice is given by the Company, the payment amount specified in such notice shall be due and payable on the date specified therein.

         (b) The Swing Line Lender may, at any time in its sole and absolute discretion, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Lender to make a Committed Loan in an amount equal to such Lender's Pro Rata Share of the principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in SUBSECTION 9.1(f) or (g) shall have occurred (in which event the procedures of SECTION 2.19 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of Committed Loans are then satisfied or the aggregate amount of such Committed Loans is not in the minimum or integral amount otherwise required hereunder, each Lender shall make the proceeds of its Committed Loan available to the Administrative Agent for the account of the Swing Line Lender at the Administrative Agent's Payment Office prior to 12:00 noon (Chicago time) in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Committed Loans shall be immediately applied to repay the outstanding Swing Line Loans. All Committed Loans made pursuant to this SECTION 2.18 shall be Base Rate Committed Loans (but, subject to the other provisions of this Agreement, may be converted to Offshore Rate Loans).

         2.19 PARTICIPATIONS IN SWING LINE LOANS. (a) If an event described in SUBSECTION 9.1(f) or (g) exists (or for any reason the Lenders may not make Committed Loans pursuant to SECTION 2.18), each Lender will, upon notice from the Administrative Agent, purchase from the Swing Line Lender (and the Swing Line Lender will sell to each Lender) an undivided participation interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the outstanding principal amount of the Swing Line Loans (and each Lender will immediately transfer to the Administrative Agent, for the account of the Swing Line Lender, in immediately available funds, the amount of its participation).

         (b) Whenever, at any time after the Swing Line Lender has received payment for any Lender's participation interest in the Swing Line Loans pursuant to SUBSECTION 2.19(a), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Administrative Agent for the account of such Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest was outstanding and funded) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Administrative Agent for the account of the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

         2.20 PARTICIPATION OBLIGATIONS UNCONDITIONAL. (a) Each Lender's obligation to make Committed Loans pursuant to SECTION 2.18 and/or to purchase participation interests in Swing Line Loans pursuant to SECTION 2.19 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or Unmatured Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (d) any breach of this Agreement or any other Loan Document by the Company or any other Person; (e) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any such Loan is to be made or any participation interest therein is to be purchased; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (b) Notwithstanding the provisions of SUBSECTION 2.20(a), no Lender shall be required to make any Committed Loan to the Company to refund a Swing Line Loan pursuant to SECTION 2.18 or to purchase a participation interest in a Swing Line Loan pursuant to SECTION 2.19 if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice from any Lender specifying that such Lender believed in good faith that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan; PROVIDED that the obligation of such Lender to make such Committed Loans and to purchase such participation interests shall be reinstated upon the earlier to occur of (i) the date on which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date on which all conditions precedent to the making of such Swing Line Loan have been satisfied (or waived by the Required Lenders or all Lenders, as applicable).

         2.21 CONDITIONS TO SWING LINE LOANS. Notwithstanding any other provision of this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan if an Event of Default or Unmatured Event of Default exists or would result therefrom.


                                   ARTICLE III

                              THE LETTERS OF CREDIT

         3.1 THE LETTER OF CREDIT SUBFACILITY. (a) On the terms and conditions set forth herein (i) each Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Effective Date to the date which is seven Business Days prior to Termination Date to Issue standby Letters of Credit for the account of the Company, and to amend or renew standby Letters of Credit previously issued by it, in accordance with SUBSECTIONS 3.2(c) and 3.2(d), and
(B) to honor properly drawn drafts under the Letters of Credit issued by it; and
(ii) the Lenders severally agree to participate in standby Letters of Credit Issued for the account of the Company; provided that no Issuing Lender shall be obligated to Issue, and (subject to SECTION 3.2(b)) no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the Total Outstandings exceed the combined Commitments, (2) the Effective Amount of all L/C Obligations would exceed the L/C Commitment MINUS the "Effective Amount" of all "L/C Obligations" under (and as defined in) the Other Credit Agreement or (3) the participation of any Lender in the Effective Amount of all L/C Obligations plus the participation of such Lender in the principal amount of all outstanding Swing Line Loans plus the outstanding principal amount of the Committed Loans of such Lender would exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) No Issuing Lender shall be under any obligation to Issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from

         Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Lender in good faith deems material to it (it being understood that the applicable Issuing Lender shall promptly notify the Company and the Administrative Agent of any of the foregoing events or circumstances);

                           (ii) such Issuing Lender has received written notice from any Lender, the Administrative Agent or the Company, on or prior to the Business Day immediately preceding the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE V is not then satisfied;

                           (iii) the expiry date of such requested Letter of Credit is after the earlier of the seventh Business Day prior to the Termination Date or the eighteen month anniversary of its issuance (subject to periodic extensions for periods not to exceed one year), unless all of the Lenders have approved such expiry date in writing; or

                           (iv) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Lender;

                           (v) such Letter of Credit is denominated in a currency other than Dollars.

         3.2 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued upon the irrevocable request of the Company received by the applicable Issuing Lender at least one Business Day (or such shorter time as the applicable Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall either (x) be by facsimile, confirmed immediately (by messenger or overnight courier) in an original writing, in the form of an L/C Application, or (y) be made electronically pursuant to procedures agreed upon between the Company and the applicable Issuing Lender and, in each case, shall specify in form and detail satisfactory to such Issuing
Lender: (i) the face amount of the Letter of Credit; (ii) the expiry date of the Letter of Credit; (iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vi) such other matters as such Issuing Lender may require.

                  (b) Promptly upon receipt of any L/C Application or L/C Amendment Application, the applicable Issuing Lender will notify the Administrative Agent of its receipt thereof and of the proposed amount and term of the requested Letter of Credit. Unless the applicable Issuing Lender has received on or before the Business Day immediately preceding the date such Issuing Lender is to issue a requested Letter of Credit, (A) notice from the Administrative Agent directing such Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under SUBSECTION 3.1(a) as a result of the limitations set forth in CLAUSES (1) through (3) thereof or (B) a notice described in SUBSECTION 3.1(b)(ii), then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with such Issuing Lender's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to seven Business Days prior to the Termination Date, the applicable Issuing Lender will, upon the request of the Company received by such Issuing Lender at least one Business Day (or such shorter time as the applicable Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall either (x) be made by facsimile, confirmed immediately (by messenger or overnight courier) in an original writing, made in the form of an L/C Amendment Application or (y) be made electronically pursuant to procedures agreed upon between the Company the applicable Issuing Lender and, in each case, shall specify in form and detail satisfactory to such Issuing Lender: (i) the Letter of Credit to be amended;
(ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuing Lender may require. No Issuing Lender shall have any obligation to amend any Letter of Credit if: (A) such Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (d) The Issuing Lenders and the Lenders agree that, while a Letter of Credit is outstanding and prior to seven Business Days prior to the Termination Date, at the option of the Company and upon the request of the Company received by the applicable Issuing Lender at least one Business Day (or such shorter time as the applicable Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the applicable Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall either (x) be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, or (y) be made electronically pursuant to procedures agreed upon between the Company the applicable Issuing Lender and, in each case, shall specify in form and detail satisfactory to such Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent in writing, shall be at least seven Business Days prior to the Termination Date); and (iv) such other matters as such Issuing Lender may require. No Issuing Lender shall be under any obligation to renew any Letter of Credit if: (A) such Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the applicable Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this SUBSECTION 3.2(d) upon the request of the Company but such Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, such Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, such Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                  (e) Each Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notice of termination or other communication to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than seven Business Days prior to the Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                  (g) Each Issuing Lender will deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of such Letter of Credit or of such amendment or renewal. Promptly after its receipt thereof, the Administrative Agent will notify each Lender of the Issuance of such Letter of Credit.

         3.3  RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

                  (a) On the Effective Date, the Existing Letters of Credit shall be deemed to be Letters of Credit outstanding hereunder and on the Effective Date, the Company shall assume all obligations of an applicant with respect thereto. Immediately upon the Issuance of each Letter of Credit (or on the Effective Date in the case of each Existing Letter of Credit), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of SECTION 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Lender will promptly notify the Company and the Administrative Agent. The Company shall (subject, if applicable, to its right to obtain Base Rate Committed Loans as provided below) reimburse the applicable Issuing Lender prior to 11:00 a.m. (Chicago time) on each date that any amount is paid by such Issuing Lender under any Letter of Credit (each such date, an "HONOR DATE") in an amount equal to the amount so paid by such Issuing Lender; provided that, to the extent that any Issuing Lender accepts a drawing under a Letter of Credit after 11:00 a.m. (Chicago time), the Company will not be obligated to reimburse such Issuing Lender until the next Business Day and the "Honor Date" for such Letter of Credit shall be such next Business Day. If the Company fails to reimburse an Issuing Lender for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (Chicago time) on the Honor Date, such Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that

Base Rate Committed Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the combined Commitments and subject to the conditions set forth in
SECTION 5.2 other than SECTION 5.2(a). Any notice given by an Issuing Lender or the Administrative Agent pursuant to this SUBSECTION 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c) Each Lender shall upon any notice pursuant to SUBSECTION 3.3(b) make available to the Administrative Agent for the account of the applicable Issuing Lender an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the Lenders shall (subject to SUBSECTION 3.3(d)) each be deemed to have made a Committed Loan consisting of a Base Rate Committed Loan to the Company in such amount (it being understood that the requirements for the minimum aggregate amount of a Borrowing of Base Rate Committed Loans shall not be applicable to Loans made pursuant to this SUBSECTION 3.3(c)). If any Lender so notified fails to make available to the Administrative Agent for the account of the applicable Issuing Lender the amount of such Lender's Pro Rata Share of the amount of such drawing by no later than 1:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this SECTION 3.3.

                  (d) With respect to any unreimbursed drawing that is not converted into Base Rate Committed Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in SECTION 5.2 (other than SUBSECTION 5.2(a) which need not be satisfied) or for any other reason, the Company shall be deemed to have incurred from the applicable Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand and shall bear interest (payable on demand) at a rate per annum equal to the Base Rate plus 2%, and each Lender's payment to such Issuing Lender pursuant to SUBSECTION 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 3.3.

                  (e) Each Lender's obligation in accordance with this Agreement to make the Committed Loans or L/C Advances, as contemplated by this SECTION 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing including the failure of the Issuing Lender to give any notice required hereunder; PROVIDED that each Lender's obligation to make Committed Loans under this SECTION 3.3 is subject to the conditions set forth in SECTION
5.2 (other than SUBSECTION 5.2(a)).

         3.4 REPAYMENT OF PARTICIPATIONS. (a) Upon (and only upon) receipt by the Administrative Agent for the account of an Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by such Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of such Issuing Lender for such Lender's participation in such Letter of Credit pursuant to SECTION 3.3 or
(ii) in payment of interest thereon, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of such Issuing Lender, the amount of such Lender's Pro Rata Share of such funds, and such Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Administrative Agent for the account of such Issuing Lender.

                  (b) If the Administrative Agent or an Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Company to the Administrative Agent for the account of an Issuing Lender pursuant to SUBSECTION 3.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the applicable Issuing Lender the amount of its Pro Rata Share of any amount so returned by the Administrative Agent or such Issuing Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent or such Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.5 ROLE OF THE ISSUING LENDERS. (a) Each Lender and the Company agree that, in paying any drawing under a Letter of

Credit, the applicable Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Issuing Lender or Administrative Agent-Related Person, nor any of their respective correspondents, participants or assignees, shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Issuing Lender or Administrative Agent-Related Person, nor any of their respective correspondents, participants or assignees, shall be liable or responsible for any of the matters described in CLAUSES (i) through (vii) of SECTION 3.6; PROVIDED that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such Issuing Lender's willful misconduct or gross negligence or such Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.6 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the applicable Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                           (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit;

                           (iii) the existence of any breach of contract or other dispute between the Company and any beneficiary or the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by any L/C-Related Document or any unrelated transaction;

                           (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                           (v) any payment by an Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                           (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit;

                           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor;

                           (viii) any use which may be made of the Letter of Credit or any acts or omissions of the users of any Letter of Credit;

                           (ix) any particular conditions stipulated in the documents or superimposed thereon;

                           (x) any failure of any instrument to bear any reference or adequate reference to any Letter of Credit or the failure of any negotiating bank to endorse any draft or other instrument in connection with any Letter of Credit or the failure of any Person to note the amount of any draft on the reverse of any Letter of Credit or to surrender or take up any Letter Credit or to send forward documents apart from drafts as required by the terms of any Letter of Credit (each of which provisions, if contained in any Letter of Credit itself, it is agreed may be waived by the Issuing Lender);

                           (xi) any error, omission, interruption or delay in

         transmission or delivery of any message or advise in connection with any Letter of Credit whether transmitted by courier, mail, cable, telex, telegraph, wireless, any other telecommunications or otherwise and despite any cipher or code which may be employed; or

                           (xii) any non-documentary conditions that may be stated in this Agreement or any Letter of Credit.


         3.7 CASH COLLATERAL PLEDGE. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Termination Date, then the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

         3.8 LETTER OF CREDIT FEES. (a) The Company shall pay to the Administrative Agent for the account of each Lender a letter of credit fee with respect to each Letter of Credit equal to the L/C Fee Rate (plus, upon notice from the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of an Event of Default, and for so long as such Event of Default shall continue, 2%) per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

                  (b) The letter of credit fees payable under SUBSECTION 3.8(a) shall be due and payable quarterly in arrears on the last

Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Termination Date (or such later date).

                  (c) The Company shall pay to each Issuing Lender a letter of credit fronting fee at such times and in such amounts as are mutually agreed to from time to time by the Company and such Issuing Lender.

                  (d) The Company shall pay to each Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit as from time to time in effect.

         3.9 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1 TAXES. (a) Any and all payments by the Company to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes and Further Taxes.

                  (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                           (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                           (ii) the Company shall make such deductions and withholdings; and

                           (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

                  (c) The Company agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that such Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Administrative Agent makes written demand therefor.

                  (d) Within 30 days after the date of any payment by the Company of any Taxes, Other Taxes or Further Taxes, the Company shall furnish each applicable Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender and the Administrative Agent.

                  (e) Notwithstanding the foregoing provisions of this SECTION 4.1, (i) if any Lender fails to notify the Company of any event or circumstance which will entitle such Lender to compensation pursuant to this SECTION 4.1 within 60 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 60 days before the date on which such Lender notifies the Company of such event or circumstance; and (ii) the Company shall not be required to pay an additional amount to, or to indemnify, any Lender pursuant to this SECTION 4.1 to the extent that (x) the obligation to withhold or pay such amount existed on the Initial Date (as defined below) or (y) the obligation to withhold or pay such amount would not have arisen but for the failure of such Lender to comply with the provisions of
SECTION 10.10 of this Agreement. For purposes of CLAUSE (ii) of the foregoing sentence "Initial Date" means (A) in the case of any Lender that is a signatory hereto, the date of this Agreement, (B) in the case of any Person which subsequently becomes a Lender hereunder, the date of the applicable Assignment and Acceptance, and (C) in the case of any Participant, the date on which it becomes a Participant.

         4.2 ILLEGALITY. (a) If any Lender reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make Offshore Rate Committed Loans, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make Offshore Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender reasonably determines that it is unlawful to maintain any Offshore Rate Committed Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Committed Loan of such Lender together with interest accrued thereon and amounts required under SECTION 4.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Committed Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Committed Loan. If the Company is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Committed Loan.

                  (c) If the obligation of any Lender to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, all Loans which would otherwise be made by such Lender as Offshore Rate Committed Loans shall be instead Base Rate Committed Loans.

         4.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If any Lender reasonably determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) after the date hereof in or in the interpretation of any law or regulation or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) adopted, issued or delivered after the date hereof, there shall be any increase in the cost to such Lender (excluding any Taxes, Other Taxes, Further Taxes or taxes imposed on or measured by the net income of such Lender) of agreeing to make or making, funding or maintaining any Offshore Rate Committed Loan or participating in any Letter of Credit, or, in the case of an Issuing Lender, any increase in the cost to such Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased cost.

                  (b) If any Lender shall have reasonably determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change after the date hereof in any Capital Adequacy Regulation, (iii) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation (excluding any Capital Adequacy Regulation as in effect on the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) reasonably determines that the amount of such capital is increased as a consequence of its Commitment, Loans or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

                  (c) Notwithstanding the foregoing provisions of this SECTION 4.3, if any Lender fails to notify the Company of any event or circumstance which will entitle such Lender to compensation pursuant to this SECTION 4.3 within 60 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 60 days before the date on which such Lender notifies the Company of such event or circumstance.

         4.4 FUNDING LOSSES. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Committed Borrowing or a Notice of Conversion/Continuation or has accepted a Competitive Bid for such Loan;

                  (b) the failure of the Company to make any prepayment in accordance with any notice delivered under SECTION 2.8;

                  (c) the prepayment (including after acceleration thereof) of an Offshore Rate Committed Loan or a Bid Loan on a day that is not the last day of the relevant Interest Period; or

                  (d) the automatic conversion under SUBSECTION 2.4(a) of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or Bid Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under SUBSECTION 4.3(a), each Offshore Rate Committed Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Committed Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Committed Loan is in fact so funded.

         4.5 INABILITY TO DETERMINE RATES. If (a) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Committed Loan, or (b) the Required Lenders determine that the Offshore Rate applicable pursuant to SUBSECTION 2.10(a) for any requested Interest Period with respect to a proposed Offshore Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Committed Loans hereunder shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders in the case of CLAUSE (b)) revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Committed Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loan.

         4.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this ARTICLE IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and the manner in which such amount has been calculated, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         4.7 MITIGATION. Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation of the Company to pay any amount pursuant to SECTION 4.1 or 4.3 or (ii) the occurrence of any circumstance of the nature described in SECTION 4.2 or 4.5. Without limiting the foregoing, each Lender will designate a different Lending Office if such designation will avoid (or reduce the cost to the Company of) any event described in CLAUSE (I) or (II) of the preceding sentence and such designation will not, in such Lender's good faith judgment, be otherwise disadvantageous to such Lender.

         4.8 SUBSTITUTION OF LENDERS. Upon the receipt by the Company from any Lender of a claim for compensation under SECTION 4.1 or 4.3 or a notice of the type described in SECTION 4.2, the Company may: (i) designate a replacement bank or financial institution satisfactory to the Company (a "REPLACEMENT LENDER") to acquire and assume all or a ratable part of all of such affected Lender's Loans and Commitment; and/or (ii) request one or more of the other Lenders to acquire and assume all or part of such affected Lender's Loans and Commitment. Any designation of a Replacement Lender under CLAUSE (I) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

         4.9 SURVIVAL. The agreements and obligations of the Company in this
ARTICLE IV shall survive the termination of this Agreement and the payment of all other Obligations.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Administrative Agent shall have received (i) evidence satisfactory to the Lenders that the Company has completed the IPO, (ii) evidence satisfactory to the Administrative Agent that the Company has paid all fees and other amounts then payable under SUBSECTION 2.11(a) and
(ii) all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and (except for the Notes) in sufficient copies for each Lender:

                  (a) AGREEMENT AND NOTES. This Agreement and the Notes executed by each party hereto and thereto.

                  (b) RESOLUTIONS; INCUMBENCY.

                           (i) Copies of the resolutions of the board of directors of the Company authorizing the execution and delivery of the Loan Documents and the consummation of the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Person; and

                           (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers, employees or authorized agents of the Company authorized to execute and deliver the Loan Documents and to deliver Notices of Borrowing, Notices of Conversion/Continuation, Competitive Bid Requests, Notices of Swing Line Loans, Compliance Certificates, L/C Applications, L/C Amendment Applications and similar documents.

                  (c) ORGANIZATION DOCUMENTS. The articles or certificate of incorporation and the bylaws of the Company as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the Company as of the Effective Date.

                  (d) LEGAL OPINIONS. An opinion of Tripp, Scott, P.A., counsel to the Company, substantially in the form of EXHIBIT G and an opinion of Mayer, Brown & Platt, counsel to the Administrative Agent, substantially in the form of EXHIBIT K.

                  (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable hereunder on the Effective Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA), including any such costs, fees and expenses arising under or referenced in SECTIONS 2.11 and 11.4.

                  (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that:

                           (i) the representations and warranties contained in
         ARTICLE VI are true and correct on and as of such date, as though made on and as of such date;

                           (ii) no Event of Default or Unmatured Event of Default exists or would result from the effectiveness of this Agreement; and

                           (iii) since March 31, 1998, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (g) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

         5.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Loan to be made by it (including the obligation of the Swing Line Lender to make any Swing Line Loan) and the obligation of any Issuing Lender to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                  (a) NOTICE, APPLICATION. The Administrative Agent shall have received a Notice of Committed Borrowing or notice of the acceptance by the Company of one or more Competitive Bids or the Swing Line Lender and the Administrative Agent shall have received a Notice of Swing Line Loan or, in the case of the Issuance of any Letter of Credit, the applicable Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under SECTION 3.2.

                  (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE VI (excluding SUBSECTION 6.11(b) shall be true and correct in all material respects on and of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  (c) NO EXISTING DEFAULT. No Event of Default or Unmatured Event of Default shall exist or shall result from such Borrowing, Swing Line Loan or Issuance.

Each Notice of Committed Borrowing, notice of acceptance of a Competitive Bid, Notice of Swing Line Loan, L/C Application and L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company that, as of the date of each such notice and as of the relevant Borrowing Date or Issuance Date, as applicable, the conditions in this
SECTION 5.2 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Administrative Agent and each Lender that:

         6.1 CORPORATE EXISTENCE AND POWER. The Company and each of its
Subsidiaries:

                  (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents to which it is a party;

                  (c) is duly qualified to do business in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                  (d) is in compliance with all Requirements of Law;

except, in each case referred to in SUBCLAUSE (b)(i), CLAUSE (c) or CLAUSE (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of each Loan Document to which such Person is party have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) contravene the terms of any of such Person's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or any of its Subsidiaries or any of its or their property is subject; or

                  (c) violate any Requirement of Law.

         6.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority (other than any of the foregoing which has been obtained or made and is in full force and effect) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

         6.4 BINDING EFFECT. This Agreement and each other Loan Document constitute the legal, valid and binding obligations of the Company, to the extent such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.5 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any Subsidiary or any of their respective properties; (a) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) as to which there exists a reasonable likelihood of an adverse determination, which determination would reasonably be expected to have a material adverse effect on the ability of the Company to pay and perform the Obligations. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.6 NO DEFAULT. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Effective Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

         6.7 ERISA COMPLIANCE. Except as specifically disclosed in SCHEDULE 6.7:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law (or, in the case of an Acquired Plan, can be brought into such compliance without any material fine, penalty or other liability). Except for Acquired Plans with respect to which the failure to have received a qualification letter would not result in any material fine, penalty or other liability, each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or will be submitted for a determination letter within the applicable remedial amendment period), and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code (except for contributions to Acquired Plans not made prior to the respective Plan Acquisition Dates and which do not in the aggregate exceed $1,000,000 for any Acquired Plan), and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (iii) no Pension Plan has any Unfunded Pension Liability; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans will be used solely for the purposes set forth in and permitted by SECTION 7.12 and
SECTION 8.8. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.9 TITLE TO PROPERTIES. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Effective Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         6.10 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11 FINANCIAL CONDITION. (a)(1) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date, and (2) the unaudited interim consolidated financial statements of the Company and its Subsidiaries dated March 31, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

                           (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the unaudited interim statements, to the absence of footnotes and to ordinary, good faith year-end audit adjustments);

                           (ii) fairly present (subject, in the case of the unaudited interim statements, to ordinary, good faith year-end audit adjustments) the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby; and

                           (iii) show all material indebtedness and other liabilities, absolute or contingent, of the Company and its consolidated Subsidiaries as of the dates thereof, including liabilities for taxes and material Contingent Obligations.

                  (b) Since December 31, 1997, there has been no Material Adverse Effect.

         6.12 ENVIRONMENTAL MATTERS. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in SCHEDULE 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.



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         6.13 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.14 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         6.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent failure to own, license or otherwise have the right to use any such item, or any such conflict, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary, and which is material to the business or operations of the Company and its Subsidiaries, infringes upon any rights held by any other Person (excluding infringements which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

         6.16 SUBSIDIARIES. As of the Effective Date, the Company has no Subsidiaries other than those specifically disclosed in PART (a) of SCHEDULE
6.16 and has no equity investments in any other corporation or entity other than those specifically disclosed in PART (b) of SCHEDULE 6.16.

         6.17 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies (or are self-insured) in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         6.18 YEAR 2000 PROBLEM. The Company and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed programs to address on a timely basis, the "Year 2000 Problem" (that is,


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the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and programs, the Company reasonably believes that the "Year 2000 Problem" will not result in a Material Adverse Effect.

         6.19 FULL DISCLOSURE. The representations and warranties made by the Company and its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

         7.1 FINANCIAL STATEMENTS. The Company shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender:

                  (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR"), which opinion (i) shall state that such consolidated financial statements present fairly the Company's consolidated financial position for the periods indicated in conformity with GAAP and (ii) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and



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                  (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending September 30, 1998), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries as of such date and for such period.

         7.2 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Administrative Agent, with sufficient copies for each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in SUBSECTIONS 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                  (b) promptly after their becoming available, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

                  (c) promptly after their becoming available, any management letter or other material communication regarding the "Year 2000" exposure or programs of the Company and its Subsidiaries; and

                  (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         7.3 NOTICES. The Company shall promptly (or, in the case of any event described in CLAUSE (c)(ii) below, not less than 10 days prior to the occurrence of such event) notify the Administrative Agent and each Lender:

                  (a) of the occurrence of any Event of Default or Unmatured Event of Default known to the Company;

                  (b) of any of the following matters that has resulted or is reasonably expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension


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between the Company or any Subsidiary and any Governmental Authority; or (iii)
the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c) of the occurrence of any of the following events known to the Company which affect the Company or any ERISA Affiliate, and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                           (i) an ERISA Event;

                           (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                           (iii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                           (iv) the adoption of, or the commencement of contributions to, any Pension Plan by the Company or any ERISA Affiliate; or

                           (v) the adoption of any amendment to a Pension Plan if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                  (d) of any material change in accounting policies or financial reporting practices by the Company and its consolidated Subsidiaries.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto. Each notice under SUBSECTION 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

         7.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Subsidiary to (provided that nothing in this SECTION 7.4 shall prevent the voluntary liquidation, dissolution or winding up, not under any bankruptcy or insolvency law, of any Subsidiary so long as no Event of Default exists and no Event of Default or Unmatured Event of Default will result therefrom):



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



                  (a) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of organization;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (except in connection with transactions permitted by SECTION 8.4 and sales of assets permitted by SECTION 8.3);

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.5 MAINTENANCE OF PROPERTY. The Company shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

         7.6 INSURANCE. The Company shall, and shall cause each Subsidiary to, maintain, with financially sound and reputable independent insurers (or pursuant to a self-insurance program), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         7.7 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge, as the same shall become due and payable, all their respective material obligations and liabilities, including: (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (b) all material claims which, if unpaid, would by law become a Lien upon its property, UNLESS, in each case, the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

         7.8 COMPLIANCE WITH LAWS. The Company shall, and shall cause each Subsidiary to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) the non-compliance with which might have a Material Adverse Effect.



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         7.9 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, it being understood that any non-compliance with CLAUSE (a), (b) or (c) with respect to an Acquired Plan existing on the Plan Acquisition Date for such Acquired Plan shall not constitute a violation of this SECTION 7.9 so long as (i) the Company is diligently proceeding to remedy such non-compliance and (ii) such non-compliance will not result in any material fine, penalty or other liability.

         7.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries (sufficient to permit the preparation of consolidated financial statements in conformity with GAAP) shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, the Administrative Agent, any Lender or their respective representatives (in each case at such Person's own expense unless an Event of Default exists), upon reasonable notice at any reasonable time during normal business hours and from time to time at the request of the Administrative Agent or the relevant Lender, to visit and inspect the properties of the Company or any Subsidiary (and, if (i) any Unmatured Event of Default exists and has been continuing for 15 days or (ii) any Event of Default exists to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom), and to discuss the affairs, finances and accounts of the Company or any Subsidiary with the appropriate officers, employees or authorized agents of the Company or such Subsidiary.

         7.11 ENVIRONMENTAL LAWS. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws. Without limiting the foregoing, the Company shall, and shall cause each Subsidiary to, (i) maintain all material operating permits for all landfills now owned or hereafter acquired; and (ii) dispose of hazardous waste only at licensed disposal facilities operating, to the best of the Company's or the applicable Subsidiary's knowledge after reasonable inquiry, in material compliance with all material Environmental Laws.

         7.12 USE OF PROCEEDS. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes (including Acquisitions) not in contravention of any


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



Requirement of Law or of any Loan Document; PROVIDED that the Company shall not use the proceeds of any Loan to make any Acquisition if the Board of Directors of the Person to be acquired has not approved such Acquisition.

         7.13 EXTINGUISHMENT OF CERTAIN OBLIGATIONS. The Company shall, within 60 days after the consummation of the IPO, repay, or cause to be repaid, all Indebtedness outstanding on the date of consummation of the IPO that the Company or any Subsidiary of the Company owes to Republic Industries, Inc. or to any Subsidiary of Republic Industries, Inc. that is not also a Subsidiary of the Company.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

         8.1  FINANCIAL CONDITION COVENANTS.

                  (a) MINIMUM CONSOLIDATED SHAREHOLDER'S EQUITY. The Company shall not permit its Consolidated Shareholder's Equity as of the last day of any fiscal quarter to be less than the sum of (i) $850,000,000 plus (ii) 50% of Cumulative Consolidated Net Income.

                  (b) MAXIMUM TOTAL DEBT TO EBITDA RATIO. The Company shall not permit, as of the last day of any fiscal quarter (beginning with the fiscal quarter ending September 30, 1998), the Total Debt to EBITDA Ratio for the Computation Period ending on such day to be greater than 3.25 to 1.

         8.2 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

                  (a) any Lien existing on the Effective Date and set forth in
SCHEDULE 8.2, and any extension, renewal or replacement of any such Lien so long as the principal amount secured thereby is not increased and the scope of the property subject to such Lien is not extended;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or


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



which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (e) Liens on the property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                  (f) Liens consisting of judgment or judicial attachment liens and liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that (i) in the case of judgment and judicial attachment liens, the enforcement of such Liens is effectively stayed and (ii) all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $50,000,000;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, individually or in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                  (h) Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

                  (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

                  (j) other Liens, in addition to those permitted by CLAUSES (a) through (h), securing Indebtedness or arising in connection with Securitization Transactions; PROVIDED that the sum (without duplication) of all such Indebtedness, plus the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions, shall not at any time exceed in the aggregate 20% of Consolidated Tangible Assets.

         8.3 DISPOSITION OF ASSETS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing (including any sale-leaseback), except:

                  (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                  (b) the sale, assignment or other transfer of accounts receivable, lease receivables or other rights to payment pursuant to any Securitization Transaction; and

                  (c) dispositions not otherwise permitted hereunder which are made for fair market value; PROVIDED that (i) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition and (ii) the aggregate value of all assets so disposed of by the Company and its Subsidiaries in any one-year period (calculated as of the date of any such disposition) shall not exceed 20% of Consolidated Tangible Assets as of the last day of the most recently ended fiscal quarter.

         8.4 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person, except:

                  (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                  (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary; and

                  (c) any merger, consolidation or disposition in connection with a transaction permitted by SECTION 8.3 or an Acquisition permitted by
SECTION 8.5.

         8.5 LOANS AND INVESTMENTS. The Company shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest or obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in any Person (including any Affiliate of the Company)(any of the foregoing an "INVESTMENT"), except for:

                  (a) Investments held by the Company or any Subsidiary in the form of cash equivalents or short term marketable securities;

                  (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (c) extensions of credit by the Company to any of its Subsidiaries or by any of its Subsidiaries to the Company or another Subsidiary;

                  (d) Investments incurred in order to consummate Acquisitions not otherwise prohibited herein, PROVIDED that no Event of Default or (except in the case of an Acquisition where the only consideration given by the Company or any Subsidiary is stock of the Company) Unmatured Event of Default exists or will result therefrom;

                  (e) Investments (other than extensions of credit) in Subsidiaries;

                  (f) Investments in Swap Contracts in the ordinary course of business and not for speculative purposes;

                  (g) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security legislation;

                  (h) advances, loans or extensions of credit to suppliers in the ordinary course of business by the Company and its Subsidiaries;

                  (i) advances, loans or extensions of credit in the ordinary course of business by the Company and its Subsidiaries to employees of the Company and its Subsidiaries;

                  (j) repurchases by the Company of its common stock to the extent permitted by SECTION 8.9;

                  (k) loans to an employee stock ownership plan established by the Company, the proceeds of which are used solely to purchase stock of the Company; and

                  (l) other Investments, in addition those permitted by CLAUSES
(a) through (k) above, not at any time exceeding in the aggregate 20% of Consolidated Tangible Assets.

         8.6 LIMITATION ON SUBSIDIARY INDEBTEDNESS. The Company shall not permit the sum of the aggregate amount of all Indebtedness of Subsidiaries (excluding the existing Indebtedness listed on SCHEDULE 8.6 and extensions, renewals and refinancings thereof so long as the principal amount thereof is not increased) to exceed 20% of Consolidated Tangible Assets.

         8.7 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than the Company or a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         8.8 USE OF PROCEEDS. The Company shall not, and shall not permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

         8.9 RESTRICTED PAYMENTS. The Company shall not (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or (ii) purchase, redeem or otherwise acquire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any shares of the Company's capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that:



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



                  (a) the Company may declare and make dividend payments or other distributions payable solely in its common stock;

                  (b) the Company may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

                  (c) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may (x) declare and pay cash dividends to its stockholders; and (y) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire such shares, PROVIDED that so long as the Divestiture Date has not occurred, the aggregate amount of all such purchases, redemptions and other acquisitions on or after March 31, 1998 shall not exceed 25% of Cumulative Consolidated Net Income.

         8.10 ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $15,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.11 CHANGE IN BUSINESS. The Company shall not, and shall not permit any Subsidiary to, engage in any material line of business other than those lines of business carried on by the Company and its Subsidiaries on the date hereof and lines of business complementary thereto; PROVIDED that in no event will the Company permit a material portion of the business of the Company and its Subsidiaries, taken as a whole, to involve or relate to hazardous waste.

         8.12 ACCOUNTING CHANGES. The Company shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

                  (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any


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Loan or of the principal amount of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

                  (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary or any Responsible Officer furnished at any time under this Agreement or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

                  (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of SUBSECTION 7.3(a) or ARTICLE VIII.

                  (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender.

                  (e) CROSS-DEFAULT. (i) The Company or any Subsidiary (A) fails to make any payment of Material Financial Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but after giving effect to any applicable grace or cure period); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under one or more agreements or instruments relating to Material Financial Obligations, if the effect of such failure, event or condition (after giving effect to any applicable grace or cure period) is to cause (or require), or to permit the holder or holders of such Material Financial Obligations or the beneficiary or beneficiaries of such Material Financial Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (or require), such Material Financial Obligations to become due and payable (or to be purchased, repurchased, defeased or cash collaterized) prior to the stated maturity thereof.

                  (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; PROVIDED that the foregoing shall not apply to the


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voluntary liquidation, dissolution or winding up of a Subsidiary permitted by SECTION 7.4.

                  (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding with respect to the Company or such Subsidiary; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

                  (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) a contribution failure shall occur with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period (or any period during which (x) the Company is permitted to contest its obligation to make such payment without incurring any liability (other than interest) or penalty and (y) the Company is contesting such obligation in good faith and by appropriate proceedings), any installment payment with respect to its withdrawal liability under Section 4201 of ERISA or any contribution obligation under Section 4243 of ERISA, in each case under a Multiemployer Plan in an aggregate amount in excess of $5,000,000.

                  (i) JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions of $25,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 25 days after the entry thereof.

                  (j) CHANGE OF CONTROL.  Any Change of Control occurs.


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         9.2 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

                  (a) declare the commitment of each Lender to make Loans (including the commitment of the Swing Line Lender to make Swing Line Loans) and any obligation of each Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under all outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (c) exercise on behalf of itself and the Lenders all other rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in SUBSECTION
(f) or (g) of SECTION 9.1 (in the case of CLAUSE (i) of SUBSECTION (g), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of each Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Lender or any other Lender. The Administrative Agent shall promptly notify the Company of any declaration described in CLAUSE (a) or (b) of the preceding sentence, but failure to give any such notice shall not impair any such declaration or result in any liability to the Administrative Agent.

         9.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.




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                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1 APPOINTMENT AND AUTHORIZATION; "ADMINISTRATIVE AGENT". (a) Each Lender hereby irrevocably (subject to SECTION 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Lender with respect thereto; PROVIDED, HOWEVER, that each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this
ARTICLE X with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this ARTICLE X, included such Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Lender.

                  (c) The Swing Line Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line


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



Loans made or proposed to be made by it as fully as if the term "Administrative Agent", as used in this ARTICLE X, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

         10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.3 LIABILITY OF ADMINISTRATIVE AGENT. None of the Administrative Agent-Related Persons shall (i) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         10.4 RELIANCE BY ADMINISTRATIVE AGENT. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be


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indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in SECTION 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". If the Administrative Agent receives such a notice, the Administrative Agent will notify the Lenders of its receipt of such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with this ARTICLE X; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.6 CREDIT DECISION. Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other


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



condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any Administrative Agent-Related Person.

         10.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the termination of this Agreement, the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its


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



Subsidiaries and Affiliates as though BofA were not the Administrative Agent, the Swing Line Lender or an Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, the Swing Line Lender or an Issuing Lender.

         10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders (with, so long as no Event of Default exists, the consent of the Company, which shall not be unreasonably withheld or delayed) shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X and SECTIONS 11.4 and
11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Required Lenders unless BofA and any applicable Affiliate thereof shall also simultaneously be replaced as "Swing Line Lender" and as an "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.


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



         10.10 WITHHOLDING TAX. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent and the Company, to deliver to the Administrative Agent (with a copy to the Company):

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Administrative Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claiming exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owed to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent grants a participation in all or part of the Obligations owed to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.



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                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent or the Company did not properly withhold tax from amounts paid to or for the account of any Lender because such Lender failed to notify the Administrative Agent or the Company of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective) such Lender shall indemnify the Administrative Agent and the Company fully for all amounts paid, directly or indirectly, by the Administrative Agent or the Company as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent or the Company under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.11 DOCUMENTATION AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement or any related document as a "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no such waiver, amendment or consent shall increase or extend the Commitment of any Lender without the written consent of such Lender; and PROVIDED, FURTHER, that no such waiver, amendment or consent shall, unless in writing and signed by all Lenders and the Company and acknowledged by the Administrative Agent, do any of the following:

                  (a) reinstate any Commitment terminated pursuant to
SECTION 9.2;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or reduce any fees (other than the fees referred to in SUBSECTION 2.11(a) or SUBSECTIONS 3.8(c) and (d)) or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

                  (e) amend this Section, or SECTION 2.15, or any provision herein providing for consent or other action by all Lenders;

and PROVIDED, FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of such Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document.

         11.2 NOTICES. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing


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(including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile
(i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 11.2 or (x) in the case of the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties and (y) in the case of any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent; PROVIDED that, if agreed by any Issuing Lender, notices to such Issuing Lender by the Company pursuant to ARTICLE III may be transmitted electronically to such Issuing Lender.

                  (b) All such notices, requests, consents, approvals, waivers and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, certified or registered mail, return receipt requested or if delivered, upon delivery; except that notices pursuant to ARTICLE II, III or X to the Administrative Agent or the Swing Line Lender, as the case may be, shall not be effective until actually received by the Administrative Agent or the Swing Line Lender, as the case may be, and notices pursuant to ARTICLE III to the applicable Issuing Lender shall not be effective until actually received by such Issuing Lender at the address specified for such "Issuing Lender" on SCHEDULE 11.2.

                  (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.



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         11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.4 COSTS AND EXPENSES.  The Company shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent, Swing Line Lender and an Issuing Lender) and BRS within five Business Days after demand (subject to SUBSECTION 5.1(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Administrative Agent, Swing Line Lender and an Issuing Lender) and BRS in connection with the negotiation, preparation, delivery, documentation and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by BofA (including in its capacity as Administrative Agent, Swing Line Lender and an Issuing Lender) and BRS with respect thereto; and

                  (b) pay or reimburse the Administrative Agent, BRS and each Lender within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         11.5 COMPANY INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Administrative Agent-Related Persons and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive the termination of this Agreement and the payment of all other Obligations.

         11.6 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, a receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

         11.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

         11.8 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) Any Lender may, with the written consent of the Company (which consent shall not be required during the existence of an Event of Default), and the Administrative Agent (such consents not to be unreasonably withheld or delayed), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Committed Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of

$10,000,000 (or, if less, the amount of such Lender's Commitment); PROVIDED, HOWEVER, that the Company and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of EXHIBIT J ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (iii) such Lender or the Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

                  (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received and provided its consent (and, to the extent required, received the consent of the Company) with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) As soon as practicable after the effectiveness of any Assignment and Acceptance pursuant to SUBSECTION 11.8(a)), the Company shall, upon request, execute and deliver to the Administrative Agent a new Note evidencing the applicable Assignee's assigned Loans and Commitment. Immediately upon the effectiveness of any Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and/or the resulting adjustment of the Commitments arising therefrom.

                  (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Loans, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Company, each Issuing Lender, the Swing Line Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which a Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the FIRST PROVISO to SECTION 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.1, 4.3, 4.4 and 11.5 as though it were also a Lender hereunder (provided that no Participant shall be entitled to any greater amount pursuant to such Sections than the originating Lender would have been entitled to receive if no such participation had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         11.9 CONFIDENTIALITY. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; PROVIDED, HOWEVER, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder;
(H) as to any Lender or any of its Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

         11.10 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, if any Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being expressly waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         11.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

         11.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.14 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Administrative Agent-Related Persons and the Indemnified Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.15 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         11.16 WAIVER OF JURY TRIAL. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR

THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.17 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents (and any agreement relating to fees referred in SUBSECTION 2.11(a)), embodies the entire agreement and understanding among the Company, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    REPUBLIC SERVICES, INC.



                                    By:  /s/ Kathleen W. Hyle
                                       -----------------------------------------
                                          Kathleen W. Hyle
                                          Vice President and Treasurer


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                                    as Administrative Agent



                                    By: /s/ Michelle W. Kacergis
                                       -----------------------------------------
                                    Title:  Managing Director
                                          --------------------------------------


                                    BANK OF AMERICA NATIONAL
                                    TRUST AND SAVINGS
                                    ASSOCIATION, as Swing Line
                                    Lender, as an Issuing Lender
                                    and as a Lender



                                    By: /s/ Michelle W. Kacergis
                                       -----------------------------------------
                                    Title: Managing Director
                                          --------------------------------------


                                    THE CHASE MANHATTAN BANK,
                                      as Documentation Agent and
                                      as a Lender



                                    By: /s/ Peter M. Hayes
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                      as Documentation Agent, as an
                                      Issuing Lender and as a Lender



                                    By: /s/ Curtis Price
                                       -----------------------------------------
                                    Title: Managing Director
                                          --------------------------------------


                                    NATIONSBANK, N.A.,
                                      as Documentation Agent and as a
                                      Lender



                                    By: /s/ [Illegible]
                                       -----------------------------------------
                                    Title: Senior Vice President
                                          --------------------------------------


                                    ABN-AMRO BANK, NV,
                                      as a Lender



                                    By:  /s/ Kathryn C. Toth
                                       -----------------------------------------
                                    Title: Group Vice President
                                          --------------------------------------


                                    BANCA DI ROMA,
                                      as a Lender



                                    By: /s/ Steven Paley
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------


                                    BANKBOSTON, N.A.,
                                      as a Lender



                                    By: /s/ Arthur Oberheim
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                                    BANK OF NEW YORK,
                                      as a Lender



                                    By: /s/ David Siegel
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------


                                    BANKERS TRUST COMPANY,
                                      as a Lender



                                    By: /s/ Gregory P. Shefrin
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------


                                    CIBC, INC.,
                                      as a Lender



                                    By: /s/ Cyd Petre
                                       -----------------------------------------
                                    Title: Executive Director,
                                           CIBC Oppenheimer Corp, As Agent
                                          --------------------------------------


                                    CITIBANK, N.A.,
                                      as a Lender



                                    By: /s/ Marjorie Futornick
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------


                                    COMMERZBANK AKTIENGESELLSCHAFT,
                                      as a Lender



                                    By: /s/ Harry P. Yergey
                                       -----------------------------------------
                                    Title: SVP & Manager
                                          --------------------------------------


                                    By: /s/ Brian J. Campbell
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                                    DEUTSCHE BANK AG, NEW YORK
                                      AND/OR CAYMAN ISLANDS BRANCH
                                      as a Lender



                                    By: /s/ Jean M. Hannigan
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                                    By: /s/ Susan L. Pearson
                                       -----------------------------------------
                                    Title: Director
                                          --------------------------------------


                                    FIRST AMERICAN NATIONAL BANK,
                                      as a Lender



                                    By: /s/ H. Hope Stewart
                                       -----------------------------------------
                                    Title: Assistant Vice President
                                          --------------------------------------


                                    FIRST UNION NATIONAL BANK,
                                      as a Lender



                                    By: /s/ Michael J. Carlin
                                       -----------------------------------------
                                    Title: Senior Vice President
                                          --------------------------------------


                                    FLEET BANK, N.A.,
                                      as a Lender



                                    By: /s/ Christopher J. Mayrose
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------


                                    SUNTRUST BANK, SOUTH,
                                       as a Lender



                                    By: /s/ [Illegible]
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                                    WELLS FARGO BANK,
                                       as a Lender



                                    By: /s/ Larry Sheidt
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------


                                    WESTDEUTSCHE LANDESBANK,
                                      GIROZENTRALE, New York Branch
                                      as a Lender



                                    By: /s/ Alan S. Bookspan
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                                    By: /s/ Elisabeth R. Wilds
                                       -----------------------------------------
                                    Title: Associate
                                          --------------------------------------

                                  SCHEDULE 1.1

                                PRICING SCHEDULE

         The Applicable Margin, the Facility Fee Rate and the L/C Fee Rate, respectively, shall be determined in accordance with the table below and the other provisions of this SCHEDULE 1.1.


=====================================================================================
                             LEVEL I     Level II    Level III    Level IV    Level V
-------------------------------------------------------------------------------------
Applicable Margin             0.325%       0.350%     0.375%       0.425%      0.500%
-------------------------------------------------------------------------------------
Facility Fee Rate             0.125%       0.150%     0.175%       0.200%      0.250%
-------------------------------------------------------------------------------------
L/C Fee Rate                  0.325%       0.350%     0.375%       0.425%      0.500%
=====================================================================================



         LEVEL I applies when the Total Debt to EBITDA Ratio is less than 1.00 to 1.0.

         LEVEL II applies when the Total Debt to EBITDA Ratio is equal to or greater than 1.00 to 1.0 but less than 1.75 to 1.0.

         LEVEL III applies when the Total Debt to EBITDA Ratio is equal to or greater than 1.75 to 1.0 but less than 2.50 to 1.0.

         LEVEL IV applies when the Total Debt to EBITDA Ratio is equal to or greater than 2.50 to 1.0 but less than 3.00 to 1.0.

         LEVEL V applies when the Total Debt to EBITDA Ratio is equal to or greater than 3.00 to 1.0.


         The applicable Level shall be adjusted, to the extent applicable, 60 days (or, in the case of the last fiscal quarter of any year, 120 days) after the end of each fiscal quarter, based on the Total Debt to EBITDA Ratio as of the last day of such fiscal quarter; PROVIDED that if the Company fails to deliver the financial statements required by SUBSECTION 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required by SUBSECTION 7.2(a) by the 60th day (or, if applicable, the 120th day) after any fiscal quarter, Level V shall apply until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, Level I shall apply from the Effective Date until November 30, 1998.